UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Reclassification

On June 21, 2023, MSC Industrial Direct Co., Inc., a New York corporation (“MSC” or the “Company”) announced that it had reached an agreement with the holders of its Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”) to reclassify the Company’s common stock to eliminate its Class B common stock, convert the outstanding shares of Class B Common Stock to shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) and eliminate the Company’s current dual-class structure (collectively, the “Reclassification”). In support of the Reclassification, the Company entered into a Reclassification Agreement, dated June 20, 2023 (the “Reclassification Agreement”), with Mitchell Jacobson, Erik Gershwind, other members of the Jacobson/Gershwind family and certain entities affiliated with the Jacobson/Gershwind family (collectively, the “Jacobson/Gershwind Shareholders”), the beneficial owners of the Company’s Class B Common Stock.

The Reclassification Agreement provides that, following the satisfaction of the conditions thereto, the Company will amend and restate its Restated Certificate of Incorporation (the “A&R Charter”). Upon the A&R Charter being duly filed with the New York Secretary of State (the “Effective Time”), among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for 1.225 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”). The A&R Charter also will change the voting standard relating to (i) approval of mergers, asset sales, dissolution and certain other significant transactions from a standard of two-thirds of the votes of all the outstanding shares entitled to vote thereon to a majority of the votes of all outstanding shares entitled to vote thereon (the “Voting Standard Amendment”) and (ii) the election of directors in uncontested elections from the current plurality of votes cast standard to a majority of the votes cast standard. Under the A&R Charter, contested elections of directors will be determined by a plurality of the votes cast standard.

The closing of the Reclassification is subject to customary conditions, including, (i) approval of the A&R Charter by the affirmative vote of (a) a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (b) a majority of the issued and outstanding shares of Class B Common Stock entitled to vote thereon, and (c) a majority of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (as defined in the Reclassification Agreement), (ii) approval of the Voting Standard Amendment by a vote of two-thirds of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (iii) the effectiveness of the Company’s registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Reclassification, (iv) approval by the New York Stock Exchange of the listing of the shares of Class A Common Stock into which the Class B Common Stock will be reclassified, exchanged and converted into, subject to official notice of issuance; and (v) the accuracy of the representations and warranties of each party set forth in the Reclassification Agreement and compliance with each party’s obligations under the Reclassification Agreement, in each case subject to customary materiality qualifiers.

Subject to specified exceptions, the Jacobson/Gershwind Shareholders who exercise voting rights with respect to Class A Common Stock and Class B Common Stock have irrevocably and unconditionally agreed to vote all of their shares of Class A Common Stock and Class B Common Stock, representing all of the issued and outstanding Class B Common Stock and approximately 66% of the combined voting power of the issued and outstanding Class A Common Stock and Class B Common Stock when voting together as a single class, in favor of the A&R Charter and the Voting Standard Amendment.

The Reclassification Agreement contains certain termination rights, including the right of either party to terminate for specified breaches of the other party (subject to a cure period), the requisite shareholder approvals not being obtained or if the Reclassification does not occur on or prior to March 20, 2024.

Other Matters

The Reclassification Agreement also sets forth the arrangements between the Company and the Jacobson/Gershwind Shareholders relating to certain governance matters.

Following the Effective Time, the Jacobson/Gershwind Shareholders, will have the right (so long as there have not been certain breaches of the Reclassification Agreement) to designate two (2) individuals that the board of directors of the Company (the “Board”) will nominate for election to the Board so long as the Jacobson/Gershwind Shareholders collectively beneficially own at least 10% of the total issued and outstanding shares of Class A Common Stock, it being understood that one (1) of the two (2) individuals nominated to the Board shall be Mr. Erik Gershwind for so long as Mr. Gershwind serves as the Company’s Chief Executive Officer. The initial Jacobson/Gershwind Shareholders nominees shall be Mr. Mitchell Jacobson and Mr. Erik Gershwind. So long as the Jacobson/Gershwind Shareholders collectively beneficially own, or are the owners of record of, less than ten percent (10%) but five percent (5%) or more of the total issued and outstanding shares of Class A Common Stock following the Effective Time, they will have the right (so long as there have not been certain breaches of the Reclassification Agreement) to designate one (1) individual that the Board will nominate for election to the Board, which such individual shall be Mr. Erik Gershwind for so long as Mr. Gershwind serves as the Company’s Chief Executive Officer.

The Reclassification Agreement imposes certain (a) limitations on the transfer of the shares of common stock held by the Jacobson/Gershwind Shareholders during an initial 2-year period following the execution of the Reclassification Agreement subject to certain exceptions; (b) standstill limitations following the execution of the Reclassification Agreement and during the Standstill Period (as defined in the Reclassification Agreement) that include, among others, limitations on acquisitions of Company securities, making proposals for a merger or similar transaction and seeking to control or influence the business or policies of the Company subject to certain exceptions; and (c) voting restrictions that require the Jacobson/Gershwind Shareholders, following the Effective Time, to vote all shares of Class A Common Stock they beneficially own that are in excess of 15% of the issued and outstanding shares of Class A Common Stock in proportion to the votes cast by the other holders of Class A Common Stock. The Reclassification Agreement provides that, in connection with the closing of the Reclassification, the Company and the Jacobson/Gershwind Shareholders will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Jacobson/Gershwind Shareholders will be provided certain rights relating to the registration of their common stock. At the Effective Time, the Board will also (i) amend and restate the bylaws of the Company (the “A&R Bylaws”) to implement certain conforming changes in connection with the A&R Charter and to implement certain other changes to update the bylaws in accordance with best corporate practices and (ii) amend and restate the Board Corporate Governance Guidelines of the Company (the “Corporate Governance Guidelines”) and the charter of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee Charter”) to incorporate the nomination procedures provided for in the Reclassification Agreement and to reflect modernizing, clarifying, and conforming changes in connection with the A&R Charter and A&R Bylaws.

In addition to the provisions stated above, the Reclassification Agreement contains customary representations, warranties and covenants of each of the parties thereto for a transaction of this type. The Company anticipates completing the Reclassification during the second half of 2023.

The foregoing description of the Reclassification Agreement does not purport to be complete and is qualified in its entirety by reference thereto. The Reclassification Agreement (including the form of the A&R Charter, A&R Bylaws, Corporate Governance Guidelines, NCG Committee Charter and Registration Rights Agreement) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On June 21, 2023, the Company issued a press release announcing the Reclassification and its entrance into the Reclassification Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

For the exhibits that are filed or furnished herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Reclassification Agreement, dated as of June 20, 2023, by and among MSC Industrial Direct Co., Inc. and the Shareholders listed therein.
99.1	Press Release, dated June 21, 2023, issued by MSC Industrial Direct Co., Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: June 21, 2023	By:	/s/ KRISTEN ACTIS-GRANDE
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer